IRON MOUNTAIN®

FOR IMMEDIATE RELEASE

Iron Mountain Reports Fourth Quarter and Full Year 2023 Results

-- Net Income of $29 million; Achieves record quarterly and full year Revenue and Adjusted EBITDA --

-- Data Center: Leased 124 megawatts for the full year 2023 --

-- Issues Strong 2024 Guidance with Revenue Growth of 10-12% --

PORTSMOUTH, N.H. – February 22, 2024 – Iron Mountain Incorporated (NYSE: IRM), a global leader in information management services, announces financial results for the fourth quarter and full year 2023. The conference call / webcast details, earnings call presentation and supplemental financial information, which includes definitions of certain capitalized terms used in this release, are available on Iron Mountain's Investor Relations website. Reconciliations of non-GAAP measures to the appropriate GAAP measures are included herein.

"We are pleased to report outstanding performance in both the fourth quarter and the full year, again resulting in all-time record Revenue and Adjusted EBITDA," said William L. Meaney, President and CEO of Iron Mountain. "We are well positioned to continue our growth trajectory in 2024, which is reflected in our financial guidance for double digit revenue growth. Our Project Matterhorn initiative is propelling us on our growth journey, and our team's unwavering customer-first mindset continues to flourish as we grow our portfolio of products to meet our customers' needs. We are also pleased to confirm that our acquisition of Regency Technologies closed in early January; this acquisition continues to build on our leadership in Asset Lifecycle Management."

Financial Performance Highlights for the Fourth Quarter and Full Year 2023

($ in millions, except per share data)

	Three Months Ended		Y/Y % Change		Full Year		Y/Y % Change	
	12/31/23	12/31/22	Reported $	Constant Fx	12/31/23	12/31/22	Reported $	Constant Fx
Storage Rental Revenue	$871	$769	13%	12%	$3,371	$3,034	11%	11%
Service Revenue	$549	$510	8%	7%	$2,109	$2,070	2%	2%
Total Revenue	**$1,420**	**$1,279**	**11%**	**10%**	**$5,480**	**$5,104**	**7%**	**8%**
Net Income	$29	$126	(77)%		$187	$562	(67)%	
Reported EPS	$0.10	$0.42	(76)%		$0.63	$1.90	(67)%	
Adjusted EPS	$0.52	$0.43	21%		$1.82	$1.79	2%	
Adjusted EBITDA	$525	$472	11%	10%	$1,962	$1,827	7%	8%
Adjusted EBITDA Margin	*37.0%*	*36.9%*	*10 bps*		*35.8%*	*35.8%*	—	
AFFO (Updated Calculation)	$328	$299	10%		$1,211	$1,151	5%	
AFFO per share (Updated Calculation)	$1.11	$1.02	9%		$4.12	$3.93	5%	
AFFO (Prior Calculation)	$317	$287	10%		$1,168	$1,110	5%	
AFFO per share (Prior Calculation)	$1.07	$0.98	9%		$3.97	$3.80	4%	

For details on our updated AFFO calculation, please see page 2.

1

• Total reported revenues for the fourth quarter were $1.4 billion, compared with $1.3 billion in the fourth quarter of 2022, an increase of 11.0%. Excluding the impact of foreign currency exchange ("Fx"), total reported revenues increased 10.0% compared to the prior year, driven by a 12.0% increase in storage rental revenue. Service revenue growth increased 8.8% on a constant currency basis excluding the ALM business. For the full year, total reported revenues increased 7.4%, or 7.6% excluding the impact of Fx. • Net Income for the fourth quarter was $29.2 million, compared with $125.7 million in the fourth quarter of 2022. For the full year, net income was $187.3 million, compared with $562.1 million in 2022, primarily driven by higher levels of restructuring and other transformation costs, lower gains on asset recycling as compared to the full year of 2022, and the negative impact from changes in foreign exchange rates. • Adjusted EBITDA for the fourth quarter was $525.2 million, compared with $471.9 million in the fourth quarter of 2022, an increase of 11.3%. On a constant currency basis, Adjusted EBITDA increased by 10.3% in the fourth quarter, driven by the increase in storage rental revenue and data center commencements. On a constant currency basis, full year Adjusted EBITDA increased 7.5%. • FFO (Normalized) per share was $0.83 for the fourth quarter, compared with $0.74 in the fourth quarter of 2022. For the full year, FFO (Normalized) per share was $3.04, compared with $2.93 in 2022, or an increase of 3.8%. • AFFO was $327.6 million for the fourth quarter, compared with $298.5 million in the fourth quarter of 2022, an increase of 10%. For the full year, AFFO was $1.21 billion, compared with $1.15 billion in 2022, or an increase of 5%. Effective Q4 2023, our AFFO definition has been updated to exclude amortization of capitalized commissions. With this change, our calculation more accurately represents our funds available to support growth, and is more comparable to our peers, including those in the data center industry. The updated calculation has resulted in an $11.0 million increase to AFFO in the fourth quarter and a $43.4 million increase for the full year. For comparability to our previously issued financial guidance, please see the above table which includes the AFFO results based on both our updated and prior calculations. • AFFO per share was $1.11 for the fourth quarter, compared with $1.02 in the fourth quarter of 2022. For the full year, AFFO per share was $4.12, compared with $3.93 in 2022 or an increase of 5%. Effective Q4 2023, our AFFO definition has been updated to exclude amortization of capitalized commissions. With this change, our calculation is more comparable to our peers, including those in the data center industry. The updated calculation has resulted in a $0.04 increase to AFFO per share in the fourth quarter and a $0.15 increase to AFFO per share for the full year. For comparability to our previously issued financial guidance, please see the above table which includes the AFFO per share results based on both our updated and prior calculations. Dividend On February 22, 2024, Iron Mountain's Board of Directors declared a quarterly cash dividend of $0.65 per share for the first quarter. The first quarter 2024 dividend is payable on April 4, 2024, for shareholders of record on March 15, 2024. 2

Guidance

Iron Mountain issued full year 2024 guidance; details are summarized in the table below.

2024 Guidance[(1)]		
($ in millions, except per share data)		
	2024 Guidance	Y/Y % Change at Midpoint
Total Revenue	$6,000 - $6,150	11%
Adjusted EBITDA	$2,175 - $2,225	12%
AFFO	$1,300 - $1,335	9%
AFFO Per Share	$4.39 - $4.51	8%

(1) Iron Mountain does not provide a reconciliation of non-GAAP measures that it discusses as part of its annual guidance or long term outlook because certain significant information required for such reconciliation is not available without unreasonable efforts or at all, including, most notably, the impact of exchange rates on Iron Mountain's transactions, loss or gain related to the disposition of real estate and other income or expense. Without this information, Iron Mountain does not believe that a reconciliation would be meaningful. AFFO and AFFO per share are presented based on our updated calculation, and growth is calculated on a comparable basis.

About Iron Mountain

Iron Mountain Incorporated (NYSE: IRM) is a global leader in information management services. Founded in 1951 and trusted by more than 240,000 customers worldwide, Iron Mountain serves to protect and elevate the power of our customers' work. Through a range of offerings including digital transformation, data centers, secure records storage, information management, asset lifecycle management, secure destruction and art storage and logistics, Iron Mountain helps businesses bring light to their dark data, enabling customers to unlock value and intelligence from their stored digital and physical assets at speed and with security, while helping them meet their environmental goals.

To learn more about Iron Mountain, please visit: www.IronMountain.com and follow @IronMountain on X (formerly Twitter) and LinkedIn.

Investor Relations Contacts:

Gillian Tiltman
SVP, Head of Investor Relations
Gillian.Tiltman@ironmountain.com
(617) 286-4881

Erika Crabtree
Manager, Investor Relations
Erika.Crabtree@ironmountain.com
(617) 535-2845

3

Forward Looking Statements We have made statements in this press release that constitute "forward-looking statements" as that term is defined in the Private Securities Litigation Reform Act of 1995 and other securities laws. These forward-looking statements concern our current expectations regarding our future results from operations, economic performance, financial condition, goals, strategies, investment objectives, plans and achievements. These forward-looking statements are subject to various known and unknown risks, uncertainties and other factors, and you should not rely upon them except as statements of our present intentions and of our present expectations, which may or may not occur. When we use words such as “believes”, “expects”, “anticipates”, “estimates”, “plans”, “intends”, “projects”, “pursue”, “will” or similar expressions, we are making forward-looking statements. Although we believe that our forward-looking statements are based on reasonable assumptions, our expected results may not be achieved, and actual results may differ materially from our expectations. In addition, important factors that could cause actual results to differ from expectations include, among others: (i) our ability or inability to execute our strategic growth plan, including our ability to invest according to plan, grow our businesses (including through joint ventures or other co-investment vehicles), incorporate alternative technologies (including artificial intelligence) into our offerings, achieve satisfactory returns on new product offerings, continue our revenue management, expand and manage our global operations, complete acquisitions on satisfactory terms, integrate acquired companies efficiently and transition to more sustainable sources of energy; (ii) changes in customer preferences and demand for our storage and information management services, including as a result of the shift from paper and tape storage to alternative technologies that require less physical space; (iii) the costs of complying with and our ability to comply with laws, regulations and customer requirements, including those relating to data privacy and cybersecurity issues, as well as fire and safety and environmental standards; (iv) the impact of attacks on our internal information technology (“IT”) systems, including the impact of such incidents on our reputation and ability to compete and any litigation or disputes that may arise in connection with such incidents; (v) our ability to fund capital expenditures; (vi) the impact of our distribution requirements on our ability to execute our business plan; (vii) our ability to remain qualified for taxation as a real estate investment trust for United States federal income tax purposes; (viii) changes in the political and economic environments in the countries in which we operate and changes in the global political climate; (ix) our ability to raise debt or equity capital and changes in the cost of our debt; (x) our ability to comply with our existing debt obligations and restrictions in our debt instruments; (xi) the impact of service interruptions or equipment damage and the cost of power on our data center operations; (xii) the cost or potential liabilities associated with real estate necessary for our business; (xiii) unexpected events, including those resulting from climate change or geopolitical events, could disrupt our operations and adversely affect our reputation and results of operations; (xiv) failures to implement and manage new IT systems; (xv) other trends in competitive or economic conditions affecting our financial condition or results of operations not presently contemplated; and (xvi) the other risks described in our periodic reports filed with the SEC, including under the caption “Risk Factors” in Part I, Item 1A of our Annual Report. Except as required by law, we undertake no obligation to update any forward-looking statements appearing in this press release. Reconciliation of Non-GAAP Measures Throughout this press release, Iron Mountain discusses (1) Adjusted EBITDA, (2) Adjusted EPS, (3) FFO (Nareit), (4) FFO (Normalized), and (5) AFFO. These measures do not conform to accounting principles generally accepted in the United States (“GAAP”). These non-GAAP measures are supplemental metrics designed to enhance our disclosure and to provide additional information that we believe to be important for investors to consider in addition to, but not as a substitute for, other measures of financial performance reported in accordance with GAAP, such as operating income, net income (loss) attributable to Iron Mountain Incorporated or cash flows from operating activities (as determined in accordance with GAAP). The reconciliation of these measures to the appropriate GAAP measure, as required by Regulation G under the Securities Exchange Act of 1934, as amended, and their definitions are included later in this release. 4

Consolidated Balance Sheets (Audited; dollars in thousands) 12/31/2023 12/31/2022 ASSETS Current Assets: Cash and Cash Equivalents $222,789 $141,797 Accounts Receivable, Net 1,259,826 1,174,915 Prepaid Expenses and Other 252,930 230,433 Total Current Assets $1,735,545 $1,547,145 Property, Plant and Equipment: Property, Plant and Equipment $10,373,989 $9,025,765 Less: Accumulated Depreciation (4,059,120) (3,910,321) Property, Plant and Equipment, Net $6,314,869 $5,115,444 Other Assets, Net: Goodwill $5,017,912 $4,882,734 Customer and Supplier Relationships and Other Intangible Assets 1,279,800 1,423,145 Operating Lease Right-of-Use Assets 2,696,024 2,583,704 Other 429,652 588,342 Total Other Assets, Net $9,423,388 $9,477,925 Total Assets $17,473,802 $16,140,514 LIABILITIES AND EQUITY Current Liabilities: Current Portion of Long-term Debt $120,670 $87,546 Accounts Payable 539,594 469,198 Accrued Expenses and Other Current Liabilities 1,250,259 1,031,910 Deferred Revenue 325,665 328,910 Total Current Liabilities $2,236,188 $1,917,564 Long-term Debt, Net of Current Portion 11,812,500 10,481,449 Long-term Operating Lease Liabilities, Net of Current Portion 2,562,394 2,429,167 Other Long-term Liabilities 237,590 317,376 Deferred Income Taxes 235,410 263,005 Redeemable Noncontrolling Interests 177,947 95,160 Total Long-term Liabilities $15,025,841 $13,586,157 Total Liabilities $17,262,029 $15,503,721 Equity Total Equity $211,773 $636,793 Total Liabilities and Equity $17,473,802 $16,140,514 5

Quarterly Consolidated Statements of Operations

(Unaudited; dollars in thousands, except per-share data)

	Q4 2023	Q3 2023	Q/Q % Change	Q4 2022	Y/Y % Change
Revenues:					
Storage Rental	$871,144	$858,656	1.5 %	$769,457	13.2 %
Service	548,685	529,519	3.6 %	509,592	7.7 %
Total Revenues	**$1,419,829**	**$1,388,175**	**2.3 %**	**$1,279,049**	**11.0 %**
Operating Expenses:					
Cost of Sales (excluding Depreciation and Amortization)	$601,329	$592,201	1.5 %	$539,982	11.4 %
Selling, General and Administrative	314,932	315,030	—	279,161	12.8 %
Depreciation and Amortization	199,941	198,757	0.6 %	190,649	4.9 %
Acquisition and Integration Costs	12,860	9,909	29.8 %	9,653	33.2 %
Restructuring and Other Transformation	53,853	38,861	38.6 %	38,551	39.7 %
Loss (Gain) on Disposal/Write-Down of PP&E, Net	6,157	(4,416)	n/a	(27,144)	(122.7)%
Total Operating Expenses	**$1,189,072**	**$1,150,342**	**3.4 %**	**$1,030,852**	**15.3 %**
Operating Income (Loss)	**$230,757**	**$237,833**	**(3.0)%**	**$248,197**	**(7.0)%**
Interest Expense, Net	151,784	152,801	(0.7)%	136,748	11.0 %
Other Expense (Income), Net	40,761	(16,271)	n/a	(31,597)	n/a
Net Income (Loss) Before Provision (Benefit) for Income Taxes	**$38,212**	**$101,303**	**(62.3)%**	**$143,046**	**(73.3)%**
Provision (Benefit) for Income Taxes	9,018	9,912	(9.0)%	17,392	(48.1)%
Net Income (Loss)	**$29,194**	**$91,391**	**(68.1)%**	**$125,654**	**(76.8)%**
Less: Net Income (Loss) Attributable to Noncontrolling Interests	712	348	104.6 %	3,216	(77.9)%
Net Income (Loss) Attributable to Iron Mountain Incorporated	**$28,482**	**$91,043**	**(68.7)%**	**$122,437**	**(76.7)%**
Net Income (Loss) Per Share Attributable to Iron Mountain Incorporated:					
Basic	$0.10	$0.31	(67.7)%	$0.42	(76.2)%
Diluted	$0.10	$0.31	(67.7)%	$0.42	(76.2)%
Weighted Average Common Shares Outstanding - Basic	292,328	292,148	0.1 %	291,227	0.4 %
Weighted Average Common Shares Outstanding - Diluted	295,014	294,269	0.3 %	292,892	0.7 %

6

Full Year Consolidated Statements of Operations (Audited; dollars in thousands, except per-share data) Full Year 2023 Full Year 2022 % Change Revenues: Storage Rental $3,370,645 $3,034,023 11.1 % Service 2,109,644 2,069,551 1.9 % Total Revenues $5,480,289 $5,103,574 7.4 % Operating Expenses: Cost of Sales (excluding Depreciation and Amortization) $2,357,800 $2,189,120 7.7 % Selling, General and Administrative 1,236,287 1,140,577 8.4 % Depreciation and Amortization 776,159 727,595 6.7 % Acquisition and Integration Costs 25,875 47,746 (45.8) % Restructuring and Other Transformation 175,215 41,933 n/a (Gain) Loss on Disposal/Write-Down of PP&E, Net (12,825) (93,268) (86.2) % Total Operating Expenses $4,558,511 $4,053,703 12.5 % Operating Income (Loss) $921,778 $1,049,871 (12.2) % Interest Expense, Net 585,932 488,014 20.1 % Other Expense (Income), Net 108,640 (69,781) n/a Net Income (Loss) Before Provision (Benefit) for Income Taxes $227,206 $631,638 (64.0) % Provision (Benefit) for Income Taxes 39,943 69,489 (42.5) % Net Income (Loss) $187,263 $562,149 (66.7) % Less: Net Income (Loss) Attributable to Noncontrolling Interests 3,029 5,168 (41.4) % Net Income (Loss) Attributable to Iron Mountain Incorporated $184,234 $556,981 (66.9) % Net Income (Loss) Per Share Attributable to Iron Mountain Incorporated: Basic $0.63 $1.92 (67.2) % Diluted $0.63 $1.90 (66.8) % Weighted Average Common Shares Outstanding - Basic 291,936 290,812 0.4 % Weighted Average Common Shares Outstanding - Diluted 293,965 292,444 0.5% 7

Quarterly Reconciliation of Net Income (Loss) to Adjusted EBITDA

(Dollars in thousands)

	Q4 2023	Q3 2023	Q/Q % Change	Q4 2022	Y/Y % Change
Net Income (Loss)	**$29,194**	**$91,391**	**(68.1)%**	**$125,654**	**(76.8)%**
Add / (Deduct):					
Interest Expense, Net	151,784	152,801	(0.7)%	136,748	11.0 %
Provision (Benefit) for Income Taxes	9,018	9,912	(9.0)%	17,392	(48.1)%
Depreciation and Amortization	199,941	198,757	0.6 %	190,649	4.9 %
Acquisition and Integration Costs	12,860	9,909	29.8 %	9,653	33.2 %
Restructuring and Other Transformation	53,853	38,861	38.6 %	38,551	39.7 %
Loss (Gain) on Disposal/Write-Down of PP&E, Net (Including Real Estate)	6,157	(4,416)	n/a	(27,144)	(122.7)%
Other Expense (Income), Net, Excluding our Share of Losses (Gains) from our Unconsolidated Joint Ventures	40,332	(17,626)	n/a	(34,455)	n/a
Stock-Based Compensation Expense	20,604	18,313	12.5 %	10,938	88.4 %
Our Share of Adjusted EBITDA Reconciling Items from our Unconsolidated Joint Ventures	1,506	2,060	(26.9)%	3,937	(61.7)%
Adjusted EBITDA	**$525,249**	**$499,962**	**5.1 %**	**$471,923**	**11.3 %**

Adjusted EBITDA

We define Adjusted EBITDA as net income (loss) before interest expense, net, provision (benefit) for income taxes, depreciation and amortization (inclusive of our share of Adjusted EBITDA from our unconsolidated joint ventures), and excluding certain items we do not believe to be indicative of our core operating results, specifically: (i) Acquisition and Integration Costs; (ii) Restructuring and other transformation; (iii) (Gain) loss on disposal/write-down of property, plant and equipment, net (including real estate); (iv) Other expense (income), net; and (v) Stock-based compensation expense. Adjusted EBITDA Margin is calculated by dividing Adjusted EBITDA by total revenues. We use multiples of current or projected Adjusted EBITDA in conjunction with our discounted cash flow models to determine our estimated overall enterprise valuation and to evaluate acquisition targets. We believe Adjusted EBITDA and Adjusted EBITDA Margin provide our current and potential investors with relevant and useful information regarding our ability to generate cash flows to support business investment. These measures are an integral part of the internal reporting system we use to assess and evaluate the operating performance of our business.

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Full Year Reconciliation of Net Income (Loss) to Adjusted EBITDA (Dollars in thousands) Full Year 2023 Full Year 2022 % Change Net Income (Loss) $187,263 $562,149 (66.7) % Add / (Deduct): Interest Expense, Net 585,932 488,014 20.1 % Provision (Benefit) for Income Taxes 39,943 69,489 (42.5) % Depreciation and Amortization 776,159 727,595 6.7 % Acquisition and Integration Costs 25,875 47,746 (45.8) % Restructuring and Other Transformation 175,215 41,933 n/a (Gain) Loss on Disposal/Write-Down of PP&E, Net (Including Real Estate) (12,825) (93,268) (86.2) % Other Expense (Income), Net, Excluding our Share of Losses (Gains) from our Unconsolidated Joint Ventures 98,891 (83,268) n/a Stock-Based Compensation Expense 73,799 56,861 29.8 % Our Share of Adjusted EBITDA Reconciling Items from our Unconsolidated Joint Ventures 11,425 9,806 16.5 % Adjusted EBITDA $1,961,677 $1,827,057 7.4% 9

Quarterly Reconciliation of Reported Earnings per Share to Adjusted Earnings per Share

	Q4 2023	Q3 2023	Q/Q % Change	Q4 2022	Y/Y % Change
Reported EPS - Fully Diluted from Net Income (Loss) Attributable to Iron Mountain Incorporated	**$0.10**	**$0.31**	**(67.7)%**	**$0.42**	**(76.2)%**
Add / (Deduct):					
Acquisition and Integration Costs	0.04	0.03	33.3 %	0.03	33.3 %
Restructuring and Other Transformation	0.18	0.13	38.5 %	0.13	38.5 %
Loss (Gain) on Disposal/Write-Down of PP&E, Net	0.02	(0.02)	n/a	(0.09)	(122.2)%
Other Expense (Income), Net, Excluding our Share of Losses (Gains) from our Unconsolidated Joint Ventures	0.14	(0.06)	n/a	(0.12)	n/a
Stock-Based Compensation Expense	0.07	0.06	16.7 %	0.04	75.0 %
Non-Cash Amortization Related to Derivative Instruments	0.01	0.02	(50.0)%	0.03	(66.7)%
Tax Impact of Reconciling Items and Discrete Tax Items (1)	(0.04)	(0.03)	33.3 %	(0.02)	100.0 %
Net Income Attributable to Noncontrolling Interests	—	—	**n/a**	0.01	(100.0)%
Adjusted EPS - Fully Diluted from Net Income (Loss) Attributable to Iron Mountain Incorporated	**$0.52**	**$0.45**	**15.6 %**	**$0.43**	**20.9 %**

(1) The difference between our effective tax rates and our structural tax rate (or adjusted effective tax rates) for the quarters ended December 31, 2023 and 2022 is primarily due to (i) the reconciling items above, which impact our reported net income (loss) before provision (benefit) for income taxes but have an insignificant impact on our reported provision (benefit) for income taxes and (ii) other discrete tax items. Our structural tax rate for purposes of the calculation of Adjusted EPS for the quarters ended December 31, 2023, September 30, 2023 and December 31, 2022 was 12.3%, 13.3% and 15.2%, respectively.

Adjusted Earnings Per Share, or Adjusted EPS

We define Adjusted EPS as reported earnings per share fully diluted from net income (loss) attributable to Iron Mountain Incorporated (inclusive of our share of adjusted losses (gains) from our unconsolidated joint ventures) and excluding certain items, specifically: (i) Acquisition and Integration Costs; (ii) Restructuring and other transformation; (iii) Amortization related to the write-off of certain customer relationship intangible assets; (iv) (Gain) loss on disposal/write-down of property, plant and equipment, net (including real estate); (v) Other expense (income), net; (vi) Stock-based compensation expense; (vii) Non-cash amortization related to derivative instruments; and (viii) Tax impact of reconciling items and discrete tax items. We do not believe these excluded items to be indicative of our ongoing operating results, and they are not considered when we are forecasting our future results. We believe Adjusted EPS is of value to our current and potential investors when comparing our results from past, present and future periods. Figures may not foot due to rounding.

10

Full Year Reconciliation of Reported Earnings per Share to Adjusted Earnings per Share Full Year 2023 Full Year 2022 % Change Reported EPS - Fully Diluted from Net Income (Loss) Attributable to Iron Mountain Incorporated $0.63 $1.90 (66.8) % Add / (Deduct): Acquisition and Integration Costs 0.09 0.16 (43.8) % Restructuring and Other Transformation 0.60 0.14 n/a Amortization Related to the Write-Off of Certain Customer Relationship Intangible Assets — 0.02 (100.0) % (Gain) Loss on Disposal/Write-Down of PP&E, Net (0.04) (0.31) (87.1) % Other Expense (Income), Net, Excluding our Share of Losses (Gains) from our Unconsolidated Joint Ventures 0.34 (0.28) n/a Stock-Based Compensation Expense 0.25 0.19 31.6 % Non-Cash Amortization Related to Derivative Instruments 0.07 0.03 133.3 % Tax Impact of Reconciling Items and Discrete Tax Items (1) (0.12) (0.08) 50.0 % Net Income Attributable to Noncontrolling Interests 0.01 0.02 (50.0) % Adjusted EPS - Fully Diluted from Net Income (Loss) Attributable to Iron Mountain Incorporated $1.82 $1.79 1.7% (1) The difference between our effective tax rates and our structural tax rate (or adjusted effective tax rates) for the years ended December 31, 2023 and 2022 is primarily due to (i) the reconciling items above, which impact our reported net income (loss) before provision (benefit) for income taxes but have an insignificant impact on our reported provision (benefit) for income taxes and (ii) other discrete tax items. Our structural tax rate for purposes of the calculation of Adjusted EPS for the years ended December 31, 2023 and 2022 was 12.3% and 15.2%, respectively. The Tax Impact of Reconciling Items and Discrete Tax Items was calculated using the current quarter’s estimate of the annual structural tax rate for the full year. This may result in the current period adjustment plus prior reported quarterly adjustments not summing to the full year adjustment. 11

Quarterly Reconciliation of Net Income (Loss) to FFO and AFFO

(Dollars in thousands, except per-share data)

	Q4 2023	Q3 2023	Q/Q % Change	Q4 2022	Y/Y % Change
Net Income	**$29,194**	**$91,391**	**(68.1)%**	**$125,654**	**(76.8)%**
Add / (Deduct):					
Real Estate Depreciation (1)	83,928	80,430	4.4 %	78,902	6.4 %
Loss (Gain) on Sale of Real Estate, Net of Tax	193	750	(74.3)%	(29,629)	(100.7)%
Data Center Lease-Based Intangible Assets Amortization (2)	3,804	7,482	(49.2)%	5,106	(25.5)%
Our Share of FFO (Nareit) Reconciling Items from our Unconsolidated Joint Ventures	853	679	25.6 %	—	—
FFO (Nareit)	**$117,972**	**$180,732**	**(34.7)%**	**$180,033**	**(34.5)%**
Add / (Deduct):					
Acquisition and Integration Costs	12,860	9,909	29.8 %	9,653	33.2 %
Restructuring and Other Transformation	53,853	38,861	38.6 %	38,551	39.7 %
Loss (Gain) on Disposal/Write-Down of PP&E, Net (Excluding Real Estate)	6,290	(5,116)	n/a	2,138	194.3 %
Other Expense (Income), Net, Excluding our Share of Losses (Gains) from our Unconsolidated Joint Ventures	40,332	(17,626)	n/a	(34,455)	n/a
Stock-Based Compensation Expense	20,604	18,313	12.5 %	10,938	88.4 %
Non-Cash Amortization Related to Derivative Instruments	4,176	5,270	(20.8)%	9,100	(54.1)%
Real Estate Financing Lease Depreciation	3,022	3,001	0.7 %	2,970	1.8 %
Tax Impact of Reconciling Items and Discrete Tax Items (3)	(13,050)	(10,220)	27.7 %	(5,043)	158.8 %
Our Share of FFO (Normalized) Reconciling Items from our Unconsolidated Joint Ventures	(56)	(44)	27.3 %	2,297	(102.4)%
FFO (Normalized)	**$246,005**	**$223,080**	**10.3 %**	**$216,182**	**13.8 %**
Per Share Amounts (Fully Diluted Shares):					
FFO (Nareit)	$0.40	$0.61	(34.4)%	$0.61	(34.4)%
FFO (Normalized)	$0.83	$0.76	9.2 %	$0.74	12.2 %
Weighted Average Common Shares Outstanding - Basic	292,328	292,148	0.1 %	291,227	0.4 %
Weighted Average Common Shares Outstanding - Diluted	295,014	294,269	0.3 %	292,892	0.7 %

(1) Includes depreciation expense related to owned real estate assets (land improvements, buildings, building improvements, leasehold improvements and racking), excluding depreciation related to real estate financing leases.
(2) Includes amortization expense for Data Center In-Place Lease Intangible Assets and Data Center Tenant Relationship Intangible Assets.
(3) Represents the tax impact of (i) the reconciling items above, which impact our reported net income (loss) before provision (benefit) for income taxes but have an insignificant impact on our reported provision (benefit) from income taxes and (ii) other discrete tax items.

Funds From Operations, or FFO (Nareit), and FFO (Normalized)

Funds from operations ("FFO") is defined by the National Association of Real Estate Investment Trusts as net income (loss) excluding depreciation on real estate assets, losses and gains on sale of real estate, net of tax, and amortization of data center leased-based intangibles ("FFO (Nareit)"). We calculate our FFO measure, including FFO (Nareit), adjusting for our share of reconciling items from our unconsolidated joint ventures. FFO (Nareit) does not give effect to real estate depreciation because these amounts are computed, under GAAP, to allocate the cost of a property over its useful life. Because values for well-maintained real estate assets have historically increased or decreased based upon prevailing market conditions, we believe that FFO (Nareit) provides investors with a clearer view of our operating performance. Our most directly comparable GAAP measure to FFO (Nareit) is net income (loss).

We modify FFO (Nareit), as is common among REITs seeking to provide financial measures that most meaningfully reflect their particular business ("FFO (Normalized)"). Our definition of FFO (Normalized) excludes certain items included in FFO (Nareit) that we believe are not indicative of our core operating results, specifically: (i) Acquisition and Integration Costs; (ii) Restructuring and other transformation; (iii) (Gain) loss on disposal/write-down of property, plant and equipment, net (excluding real estate); (iv) Other expense (income) net; (v) Stock-based compensation expense; (vi) Non-cash amortization related to derivative instruments; (vii) Real estate financing lease depreciation; and (viii) Tax impact of reconciling items and discrete tax items.

FFO (Normalized) per share

FFO (Normalized) divided by weighted average fully-diluted shares outstanding.

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Quarterly Reconciliation of Net Income (Loss) to FFO and AFFO (continued)

(Dollars in thousands, except per-share data)

	Q4 2023	Q3 2023	Q/Q % Change	Q4 2022	Y/Y % Change
FFO (Normalized)	**$246,005**	**$223,080**	**10.3 %**	**$216,182**	**13.8 %**
Add / (Deduct):					
Non-Real Estate Depreciation	51,572	49,500	4.2 %	46,486	10.9 %
Amortization Expense (1)	57,613	58,344	(1.3)%	57,186	0.7 %
Amortization of Deferred Financing Costs	3,278	5,485	(40.2)%	4,508	(27.3)%
Revenue Reduction Associated with Amortization of Customer Inducements and Above- and Below-Market Leases	1,829	1,715	6.6 %	2,587	(29.3)%
Non-Cash Rent Expense (Income)	4,982	6,119	(18.6)%	6,024	(17.3)%
Reconciliation to Normalized Cash Taxes	7,090	(8,364)	(184.8)%	916	n/a
Our Share of AFFO Reconciling Items from our Unconsolidated Joint Ventures	181	182	(0.5)%	974	(81.4)%
Less:					
Recurring Capital Expenditures	44,916	34,861	28.8 %	36,340	23.6 %
AFFO	**$327,634**	**$301,201**	**8.8 %**	**$298,523**	**9.8 %**
Per Share Amounts (Fully Diluted Shares):					
AFFO Per Share	$1.11	$1.02	8.8 %	$1.02	8.8 %
Weighted Average Common Shares Outstanding - Basic	292,328	292,148	0.1 %	291,227	0.4 %
Weighted Average Common Shares Outstanding - Diluted	295,014	294,269	0.3 %	292,892	0.7 %

(1) Includes customer and supplier relationship value, intake costs, acquisition of customer relationships, capitalized commissions and other intangibles. Effective Q4 2023, our AFFO definition has been updated to exclude the amortization of capitalized commissions. Amortization expense of capitalized commissions was $11.0M and $11.7M for quarters ended December 31, 2023 and 2022 respectively, and $11.0M for quarter ended September 30, 2023.

Adjusted Funds From Operations, or AFFO

We define adjusted funds from operations ("AFFO") as FFO (Normalized) (1) excluding (i) non-cash rent expense (income), (ii) depreciation on non-real estate assets, (iii) amortization expense associated with customer and supplier relationship value, intake costs, acquisitions of customer and supplier relationships and other intangibles, (iv) amortization of deferred financing costs and debt discount/premium, (v) revenue reduction associated with amortization of customer inducements and above- and below-market data center leases and (vi) the impact of reconciling to normalized cash taxes and (2) including recurring capital expenditures. We also adjust for these items to the extent attributable to our portion of unconsolidated ventures. We believe that AFFO, as a widely recognized measure of operations of REITs, is helpful to investors as a meaningful supplemental comparative performance measure to other REITs, including on a per share basis. AFFO should be considered in addition to, but not as a substitute for, other measures of financial performance reported in accordance with GAAP, such as operating income, net income (loss) or cash flows from operating activities (as determined in accordance with GAAP). Effective Q4 2023, our AFFO definition has been updated to exclude amortization of capitalized commissions. With this change, our calculation more accurately represents our funds available to support growth, and is more comparable to our peers, including those in the data center industry.

AFFO per share

AFFO divided by weighted average fully-diluted shares outstanding.

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Full Year Reconciliation of Net Income (Loss) to FFO and AFFO (Dollars in thousands, except per-share data) Full Year 2023 Full Year 2022 % Change Net Income $187,263 $562,149 (66.7) % Add / (Deduct): Real Estate Depreciation (1) 322,045 307,895 4.6% (Gain) Loss on Sale of Real Estate, Net of Tax (16,656) (94,059) (82.3) % Data Center Lease-Based Intangible Assets Amortization (2) 22,322 16,955 31.7 % Our Share of FFO (Nareit) Reconciling Items from our Unconsolidated Joint Ventures 2,226 — n/a FFO (Nareit) $517,200 $792,940 (34.8) % Add / (Deduct): Acquisition and Integration Costs 25,875 47,746 (45.8) % Restructuring and Other Transformation 175,215 41,933 n/a Loss (Gain) on Disposal/Write-Down of PP&E, Net (Excluding Real Estate) 4,307 1,564 175.4 % Other Expense (Income), Net, Excluding our Share of Losses (Gains) from our Unconsolidated Joint Ventures 98,891 (83,268) n/a Stock-Based Compensation Expense 73,799 56,861 29.8 % Non-Cash Amortization Related to Derivative Instruments 21,097 9,100 131.8 % Real Estate Financing Lease Depreciation 12,019 13,197 (8.9) % Tax Impact of Reconciling Items and Discrete Tax Items (3) (35,307) (25,190) 40.2 % Our Share of FFO (Normalized) Reconciling Items from our Unconsolidated Joint Ventures (374) 2,874 (113.0) % FFO (Normalized) $892,722 $857,757 4.1 % Per Share Amounts (Fully Diluted Shares): FFO (Nareit) $1.76 $2.71 (35.1) % FFO (Normalized) $3.04 $2.93 3.8 % Weighted Average Common Shares Outstanding - Basic 291,936 290,812 0.4 % Weighted Average Common Shares Outstanding - Diluted 293,965 292,444 0.5% (1) Includes depreciation expense related to owned real estate assets (land improvements, buildings, building improvements, leasehold improvements and racking), excluding depreciation related to real estate financing leases. (2) Includes amortization expense for Data Center In-Place Lease Intangible Assets and Data Center Tenant Relationship Intangible Assets. (3) Represents the tax impact of (i) the reconciling items above, which impact our reported net income (loss) before provision (benefit) for income taxes but have an insignificant impact on our reported provision (benefit) from income taxes and (ii) other discrete tax items. 14

Full Year Reconciliation of Net Income (Loss) to FFO and AFFO (continued) (Dollars in thousands, except per-share data) Full Year 2023 Full Year 2022 % Change FFO (Normalized) $892,722 $857,757 4.1 % Add / (Deduct): Non-Real Estate Depreciation 191,785 157,892 21.5 % Amortization Expense (1) 227,987 231,656 (1.6) % Amortization of Deferred Financing Costs 16,859 18,044 (6.6) % Revenue Reduction Associated with Amortization of Customer Inducements and Above- and Below-Market Leases 7,036 8,119 (13.3) % Non-Cash Rent Expense (Income) 25,140 19,056 31.9 % Reconciliation to Normalized Cash Taxes (14,826) (3,622) n/a Our Share of AFFO Reconciling Items from our Unconsolidated Joint Ventures 4,868 4,135 17.7 % Less: Recurring Capital Expenditures 140,406 142,496 (1.5) % AFFO $1,211,165 $1,150,541 5.3 % Per Share Amounts (Fully Diluted Shares): AFFO Per Share $4.12 $3.93 4.8 % Weighted Average Common Shares Outstanding - Basic 291,936 290,812 0.4 % Weighted Average Common Shares Outstanding - Diluted 293,965 292,444 0.5% (1) Includes customer and supplier relationship value, intake costs, acquisition of customer relationships, capitalized commissions and other intangibles. Effective Q4 2023, our AFFO definition has been updated to exclude the amortization of capitalized commissions. Amortization expense of capitalized commissions was $43.4M and $40.6M for full year 2023 and 2022, respectively. 15

Reconciliation of Net Income (Loss) to FFO and AFFO (Recast to Updated Calculation)

(Dollars in thousands, except per-share data)

	Full Year 2022	Q1 2023	Q2 2023	Q3 2023	Q4 2023	Full Year 2023
Net Income	**$562,149**	**$65,535**	**$1,143**	**$91,391**	**$29,194**	**$187,263**
Add / (Deduct):						
Real Estate Depreciation (1)	307,895	76,129	81,558	80,430	83,928	322,045
(Gain) Loss on Sale of Real Estate, Net of Tax	(94,059)	(15,746)	(1,853)	750	193	(16,656)
Data Center Lease-Based Intangible Assets Amortization (2)	16,955	6,129	4,907	7,482	3,804	22,322
Our Share of FFO (Nareit) Reconciling Items from our Unconsolidated Joint Ventures	—	132	562	679	853	2,226
FFO (Nareit)	**$792,940**	**$132,179**	**$86,317**	**$180,732**	**$117,972**	**$517,200**
Add / (Deduct):						
Acquisition and Integration Costs	47,746	1,595	1,511	9,909	12,860	25,875
Restructuring and Other Transformation	41,933	36,913	45,588	38,861	53,853	175,215
Loss (Gain) on Disposal/Write-Down of PP&E, Net (Excluding Real Estate)	1,564	4,550	(1,417)	(5,116)	6,290	4,307
Other Expense (Income), Net, Excluding our Share of Losses (Gains) from our Unconsolidated Joint Ventures	(83,268)	17,491	58,694	(17,626)	40,332	98,891
Stock-Based Compensation Expense	56,861	12,509	22,373	18,313	20,604	73,799
Non-Cash Amortization Related to Derivative Instruments	9,100	5,834	5,817	5,270	4,176	21,097
Real Estate Financing Lease Depreciation	13,197	2,988	3,008	3,001	3,022	12,019
Tax Impact of Reconciling Items and Discrete Tax Items (3)	(25,190)	(6,893)	(13,278)	(10,220)	(13,050)	(35,307)
Our Share of FFO (Normalized) Reconciling Items from our Unconsolidated Joint Ventures	2,874	226	(500)	(44)	(56)	(374)
FFO (Normalized)	**$857,757**	**$207,392**	**$208,113**	**$223,080**	**$246,005**	**$892,722**
Add / (Deduct):						
Non-Real Estate Depreciation	157,892	40,948	49,765	49,500	51,572	191,785
Amortization Expense (1)	231,656	55,899	56,131	58,344	57,613	227,987
Amortization of Deferred Financing Costs	18,044	4,332	3,763	5,485	3,278	16,859
Revenue Reduction Associated with Amortization of Customer Inducements and Above- and Below-Market Leases	8,119	1,760	1,732	1,715	1,829	7,036
Non-Cash Rent Expense (Income)	19,056	7,436	6,603	6,119	4,982	25,140
Reconciliation to Normalized Cash Taxes	(3,622)	3,157	(8,575)	(8,364)	7,090	(14,826)
Our Share of AFFO Reconciling Items from our Unconsolidated Joint Ventures	4,135	1,981	2,525	182	181	4,868
Less:						
Recurring Capital Expenditures	142,496	27,663	32,967	34,861	44,916	140,406
AFFO	**$1,150,541**	**$295,242**	**$287,090**	**$301,201**	**$327,634**	**$1,211,165**
Per Share Amounts (Fully Diluted Shares):						
FFO (Nareit)	$2.71	$0.45	$0.29	$0.61	$0.40	$1.76
FFO (Normalized)	$2.93	$0.71	$0.71	$0.76	$0.83	$3.04
AFFO Per Share	$3.93	$1.01	$0.98	$1.02	$1.11	$4.12
Weighted Average Common Shares Outstanding - Basic	290,812	291,442	291,825	292,148	292,328	291,936
Weighted Average Common Shares Outstanding - Diluted	292,444	293,049	293,527	294,269	295,014	293,965

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